Exhibit 99.1

PRESS RELEASE

XWELL Announces Approximately $31.3 Million Private Placement

Priced At The Market Under Nasdaq Rules

NEW YORK — February 24, 2026 – XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), a provider of wellness and biosecurity solutions, today announced that it has entered into a securities purchase agreement with a series of American Ventures, LLC in a private placement that is expected to result in gross proceeds to the Company of approximately $31.3 million, before deducting placement agent fees and offering expenses.

The private placement consists of the sale of, (i) approximately 31,333 shares of Series H Convertible Preferred Stock, with a stated value of $1,000 per share, convertible into an aggregate of 66,666,669 shares of common stock of the Company at an initial conversion price of $0.47 per share, and (ii) accompanying warrants to purchase up to 66,666,669 shares of the Company’s common stock. The warrants issued in the private placement will be exercisable immediately at an exercise price of $0.345 per share and will expire three years from the date of issuance. The private placement was priced at the market under Nasdaq rules.

The private placement is expected to close on or about February 26, 2026, subject to satisfaction of customary closing conditions.

The Company intends to use net proceeds from the private placement to (i) repurchase from certain institutional investors $5,955,583.21 of aggregate principal amount of certain notes, (ii) redeem the Company’s Series G Preferred Stock and (ii) redeem certain outstanding warrants to purchase up to 8,800,000 shares of common stock held by certain institutional investors, for an aggregate cash purchase price of $9,000,000. The remainder of the proceeds will be used for general corporate operating expenses and working capital needs.

Dominari Securities acted as the exclusive placement agent for the private placement.

PRESS RELEASE

The securities being offered and sold by the Company in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the "SEC") or an applicable exemption from such registration requirements. Concurrently with the execution of the securities purchase agreement, XWELL and the investor entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issuable upon conversion of the Series H preferred stock and the common stock issuable upon exercise of the unregistered warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a global wellness company on a mission to liberate science-proven wellness for all. Through a portfolio of brands that include XpresSpa®, Naples Wax Center®, and XpresCheck®, XWELL delivers accessible, real-world wellness across travel, retail, and clinical settings. For more information on XWELL’s offerings, visit www.XWELL.com.

PRESS RELEASE

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the completion of the private placement and the satisfaction of customary closing conditions related to the private placements, the anticipated use of proceeds therefrom. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media Contact:

Heather Tidwell

MWW

htidwell@mww.com

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